Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS RECORD FULL YEAR AND FOURTH QUARTER RESULTS;
QUARTERLY DIVIDEND OF $0.34 PER SHARE
Highlights

▪	Full Year Financial Summary

•	Record U.S. GAAP Net Revenues of $1.440 billion, up 18% compared to 2015

•	Record U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $107.5 million, up 151% compared to 2015, or $2.43 per share, up 148% compared to 2015

•	Record Adjusted Net Revenues of $1.431 billion, up 18% compared to 2015; 20% after adjusting for the restructuring of certain Investment Management affiliates

•	Record Adjusted Net Income Attributable to Evercore Partners Inc. of $223.0 million, up 30% compared to 2015, or $4.32 per share, up 34% compared to 2015

▪	Fourth Quarter Financial Summary

•	Record U.S. GAAP Net Revenues of $445.4 million, up 9% compared to Q4 2015

•	Record U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $43.4 million, up 111% compared to Q4 2015, or $0.98 per share, up 118% compared to Q4 2015

•	Record Adjusted Net Revenues of $442.2 million, up 9% compared to Q4 2015; 11% after adjusting for the restructuring of certain Investment Management affiliates

•	Record Adjusted Net Income Attributable to Evercore Partners Inc. of $74.4 million, up 15% compared to Q4 2015, or $1.43 per share, up 17% compared to Q4 2015

▪	Announced John S. Weinberg joined as Chairman of the Board and Executive Chairman of Evercore

▪	Investment Banking

•	Advising clients on significant transactions globally:

•	The largest technology transaction in 2016: Qualcomm on its pending $47 billion acquisition of NXP Semiconductors NV

•	The largest telecom transaction in 2016: CenturyLink on its pending $34 billion acquisition of Level 3 Communications, Inc.

•	The two largest healthcare transactions announced in 2016: Abbott Laboratories on its $31 billion acquisition of St. Jude Medical, Inc. and Medivation on its $14 billion sale to Pfizer Inc.

•	The Special Committee of the Board of Directors of Hilton Worldwide Holdings Inc. on HNA Group's $6.5 billion acquisition of a 25% equity interest in Hilton from Blackstone

•	The largest ever cross-border South Korean M&A transaction: Samsung Electronics on its pending $9 billion acquisition of Harman International Industries, Incorporated

•	The largest German commercial real estate transaction since 2008: The shareholders of IVG on OfficeFirst Immobilien AG's pending €3.3 billion sale to Blackstone

•	Bookrunner on the two largest U.S. IPOs in 2016 and independent advisor on the largest U.K. IPO in 2016

▪	Announced the strengthening of our strategic alliance with Luminis Partners in Australia, acquiring an ~20% interest in the business

▪
Announced the addition of five Senior Managing Directors in 2016 and four newly promoted Senior Managing Directors in our Advisory business in 2017. In addition, we have already announced the addition of two Advisory Senior Managing Directors in 2017

▪
Returned $225.8 million of capital to shareholders during the year through dividends and repurchases, including repurchases of 3.5 million shares/units at an average price of $48.03. Quarterly dividend of $0.34 per share

NEW YORK, February 1, 2017– Evercore Partners Inc. (NYSE: EVR) today announced its results for the full year ended December 31, 2016.

U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands, except per share data)
Net Revenues	$445,369	$386,314	$408,243	15%	9%	$1,440,052	$1,223,273	18%
Operating Income	$97,359	$85,085	$74,663	14%	30%	$261,174	$128,670	103%
Net Income Attributable to Evercore Partners Inc.	$43,428	$34,695	$20,602	25%	111%	$107,528	$42,863	151%
Diluted Earnings Per Share	$0.98	$0.79	$0.45	24%	118%	$2.43	$0.98	148%
Compensation Ratio	60.1%	60.0%	62.3%			62.5%	64.4%
Operating Margin	21.9%	22.0%	18.3%			18.1%	10.5%

Net Revenues were $1.440 billion for the twelve months ended December 31, 2016, an increase of 18% compared to $1.223 billion for the twelve months ended December 31, 2015. Net Revenues were $445.4 million for the quarter ended December 31, 2016, an increase of 9% compared to $408.2 million for the quarter ended December 31, 2015. Net Income Attributable to Evercore Partners Inc. for the twelve months ended December 31, 2016 was $107.5 million, up 151% compared to $42.9 million for the same period last year. Earnings Per Share was $2.43 for the twelve months ended December 31, 2016, up 148% in comparison to the prior year period. Net Income Attributable to Evercore Partners Inc. for the quarter ended December 31, 2016 was $43.4 million, up 111% compared to $20.6 million a year ago. Earnings Per Share was $0.98 for the quarter ended December 31, 2016, up 118% in comparison to the prior year period.

The trailing twelve-month compensation ratio of 62.5% compares to 64.4% for the same period in 2015. The compensation ratio for the quarter ended December 31, 2016 was 60.1%, compared to 62.3% for the quarter ended December 31, 2015.

For the three and twelve months ended December 31, 2016, Evercore's effective tax rate was 40.0% and 44.5%, respectively, compared to 60.9% and 57.2%, respectively, for the three and twelve months ended December 31, 2015. The effective tax rate is impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 4 and 5 and A-2 to A-13 for further information and reconciliations of these metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands, except per share data)
Net Revenues	$442,189	$383,473	$404,129	15%	9%	$1,431,137	$1,216,421	18%
Operating Income	$127,010	$106,169	$109,831	20%	16%	$378,829	$292,514	30%
Net Income Attributable to Evercore Partners Inc.	$74,417	$62,423	$64,717	19%	15%	$223,018	$171,307	30%
Diluted Earnings Per Share	$1.43	$1.22	$1.22	17%	17%	$4.32	$3.23	34%
Compensation Ratio	57.2%	56.8%	58.6%			57.3%	57.8%
Operating Margin	28.7%	27.7%	27.2%			26.5%	24.0%

Net Revenues were $1.431 billion for the twelve months ended December 31, 2016, an increase of 18% compared to $1.216 billion for the twelve months ended December 31, 2015. Assuming the restructuring of certain Investment Management affiliates had occurred on December 31, 2014, Net Revenues would have increased 20% compared to the twelve months ended December 31, 2015. Net Revenues were $442.2 million for the quarter ended December 31, 2016, an increase of 9% compared to $404.1 million for the quarter ended December 31, 2015. Assuming the restructuring of certain Investment Management affiliates had occurred on December 31, 2014, Net Revenues would have increased 11% compared to the quarter ended December 31, 2015. Net Income Attributable to Evercore Partners Inc. was $223.0 million for the twelve months ended December 31, 2016, up 30% compared to $171.3 million for the same period last year. Earnings Per Share was $4.32 for the twelve months ended December 31, 2016, up 34% in comparison to the prior year period. Net Income Attributable to Evercore Partners Inc. was $74.4 million for the quarter ended December 31, 2016, up 15% compared to $64.7 million a year ago. Earnings Per Share was $1.43 for the quarter ended December 31, 2016, up 17% in comparison to the prior year period.

The compensation ratio for the trailing twelve months was 57.3%, compared to 57.8% for the same period in 2015. The compensation ratio for the quarter ended December 31, 2016 was 57.2%, compared to 58.6% for the quarter ended December 31, 2015.

For the three and twelve months ended December 31, 2016, Evercore's effective tax rate was 38.0%, compared to 37.5% and 37.3%, respectively, for the three and twelve months ended December 31, 2015. The increase in the effective tax rate was primarily driven by a higher percentage of earnings in the U.S. in 2016. Changes in the effective tax rate are also driven by the level of earnings in businesses with minority owners.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

"Evercore's fourth quarter and full year 2016 results reflect strong performance in our Investment Banking business globally. We delivered our eighth consecutive year of growth in both revenues and earnings, and operating margins of 26.5%, and at the same time, meaningfully increased our market share of advisory revenues, both among all public firms and among all public independent firms. The Evercore ISI team reaffirmed its position as the leading independent equity research firm in the U.S., maintaining revenues and profitability in a challenging environment," said Ralph Schlosstein, President and Chief Executive Officer.

"These results enabled us to deliver significant value to our shareholders, returning more than $225 million of capital in 2016, through dividends and share repurchases."

"This past year saw record results again and an important expansion of our reach. John Weinberg joined us as Executive Chairman, which represents a giant step forward for Evercore," said Roger C. Altman, Founder and Senior Chairman. "And, already in 2017, we have added six new Senior Managing Directors to our global advisory franchise. Masuo Fukuda has joined us in Tokyo and will work with our long standing partner there, Mizuho. And, Ira Wolfson, who has worked with industrial companies, joined us in New York. Furthermore, we promoted four new Advisory SMDs internally, both in New York and London. Overall, the firm has never been more capable."

"Our Advisory business performed strongly in key industry sectors, particularly in Healthcare, TMT, Energy and Financial Services. We received significant contributions from our teams focused on restructuring and equity, debt and private capital advisory services, and our activist and defense team was involved in 5 of the 7 public activist situations in the U.S. over $10 billion. We consider it a privilege to continue to assist and advise our clients and see great opportunities ahead," said John S. Weinberg, Executive Chairman.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Partners Inc. for the three and twelve months ended December 31, 2016 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges, special charges and professional fees.

Acquisition-related compensation charges for 2016 include expenses associated with performance-based awards granted in conjunction with the Company's acquisition of ISI. The amount of expense is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods. Acquisition and Transition charges for 2016 include professional fees incurred, as well as the reversal of a provision for certain settlements. Acquisition-related charges for 2016 also include adjustments for contingent consideration related to certain acquisitions. Special Charges for 2016 relate to a charge for the impairment of our investment in Atalanta Sosnoff during the fourth quarter.

In addition, for Adjusted purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs. The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 has also been presented as a reduction from Revenues.

Evercore's Adjusted Diluted Shares Outstanding for the three and twelve months ended December 31, 2016 were higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of LP Units/Interests and unvested restricted stock units granted to ISI employees.

This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Net Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2014. This includes the restructuring of Atalanta Sosnoff that occurred on December 31, 2015 and the transfer of ownership of the Mexican Private Equity Business that occurred on September 30, 2016. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

Further details of these adjustments, as well as an explanation of similar amounts for the three and twelve months ended December 31, 2015 and the three months ended September 30, 2016, are included in Annex I, pages A-2 to A-13.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenue	$427,864	$368,434	$384,111	16%	11%	$1,364,098	$1,133,860	20%
Other Revenue, net	(509)	200	(71)	NM	(617%)	(239)	(2,945)	92%
Net Revenues	427,355	368,634	384,040	16%	11%	1,363,859	1,130,915	21%

Expenses:
Employee Compensation and Benefits	261,125	221,380	241,389	18%	8%	861,139	734,078	17%
Non-compensation Costs	67,674	64,708	65,283	5%	4%	251,360	241,811	4%
Special Charges	—	—	—	NM	NM	—	2,151	NM
Total Expenses	328,799	286,088	306,672	15%	7%	1,112,499	978,040	14%

Operating Income	$98,556	$82,546	$77,368	19%	27%	$251,360	$152,875	64%

Compensation Ratio	61.1%	60.1%	62.9%			63.1%	64.9%
Operating Margin	23.1%	22.4%	20.1%			18.4%	13.5%

For the fourth quarter, Evercore's Investment Banking segment reported Net Revenues of $427.4 million, which represents an increase of 11% year-over-year. Operating Income of $98.6 million increased 27% from the fourth quarter of last year. The Operating Margin was 23.1%, in comparison to 20.1% for the fourth quarter of last year. For the twelve months ended December 31, 2016, Investment Banking reported Net Revenues of $1.364 billion, an increase of 21% from last year. Year-to-date Operating Income of $251.4 million increased 64% compared to $152.9 million last year. The year-to-date Operating Margin was 18.4% compared to 13.5% last year.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands)
Advisory Fees	$352,976	$306,993	$311,622	15%	13%	$1,096,829	$865,494	27%
Commissions and Related Fees	63,097	53,512	63,866	18%	(1%)	231,005	228,229	1%
Underwriting Fees	11,791	7,929	8,623	49%	37%	36,264	40,137	(10%)
Total Investment Banking Revenue	$427,864	$368,434	$384,111	16%	11%	$1,364,098	$1,133,860	20%

During the quarter, Investment Banking earned advisory fees from 256 client transactions (vs. 222 in Q4 2015) and fees in excess of $1 million from 82 client transactions (vs. 68 in Q4 2015). For the twelve months ended December 31, 2016, Investment Banking earned advisory fees from 568 client transactions (vs. 484 in 2015) and fees in excess of $1 million from 246 client transactions (vs. 180 in 2015).

During the fourth quarter of 2016, Commissions and Related Fees of $63.1 million decreased 1% from last year on lower trading volume. Underwriting Fees of $11.8 million for the three months ended December 31,

2016 increased 37% versus the prior year. During the twelve months ended December 31, 2016, Commissions and Related Fees of $231.0 million increased 1% from last year on higher trading volume. Underwriting Fees of $36.3 million for the twelve months ended December 31, 2016 decreased 10% versus 2015.

Expenses

Compensation costs were $261.1 million for the fourth quarter, an increase of 8% year-over-year. The trailing twelve-month compensation ratio was 63.1%, down from 64.9% a year ago. Evercore's Investment Banking compensation ratio was 61.1% for the fourth quarter, down versus the compensation ratio reported for the three months ended December 31, 2015 of 62.9%. Year to-date compensation costs were $861.1 million, an increase of 17% from the prior year.

Compensation costs include $14.4 million and $80.4 million of expense for the three and twelve months ended December 31, 2016, respectively, and $17.4 million and $82.5 million of expense for the three and twelve months ended December 31, 2015, respectively, related to the Class E, G and H LP Units/Interests issued in conjunction with the acquisition of ISI. The amount of expense related to the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods.

Assuming the maximum thresholds for the Class G and H LP Interests were considered probable of achievement at December 31, 2016, an additional $35.0 million of expense would have been incurred in the fourth quarter ended December 31, 2016 and the remaining expense to be accrued over the future vesting period extending from January 1, 2017 to February 15, 2020 would be $110.5 million. In that circumstance, the total number of Class G and H LP Interests that would vest and become exchangeable to Class E LP Units would be 4.9 million.

Non-compensation costs for the current quarter were $67.7 million, up 4% from the same period last year. The ratio of non-compensation costs to net revenue for the current quarter was 15.8%, compared to 17.0% in the same quarter last year. Year-to-date non-compensation costs were $251.4 million, up 4% from the prior year. The ratio of non-compensation costs to net revenue for the twelve months ended December 31, 2016 was 18.4%, compared to 21.4% last year.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenue	$17,965	$17,158	$24,731	5%	(27%)	$75,807	$95,129	(20%)
Other Revenue, net	49	522	(528)	(91%)	NM	386	(2,771)	NM
Net Revenues	18,014	17,680	24,203	2%	(26%)	76,193	92,358	(18%)

Expenses:
Employee Compensation and Benefits	6,506	10,330	13,141	(37%)	(50%)	39,451	54,097	(27%)
Non-compensation costs	4,605	4,811	6,122	(4%)	(25%)	18,828	23,473	(20%)
Special Charges	8,100	—	7,645	NM	6%	8,100	38,993	(79%)
Total Expenses	19,211	15,141	26,908	27%	(29%)	66,379	116,563	(43%)

Operating Income (Loss)	$(1,197)	$2,539	$(2,705)	NM	56%	$9,814	$(24,205)	NM

Compensation Ratio	36.1%	58.4%	54.3%			51.8%	58.6%
Operating Margin	(6.6%)	14.4%	(11.2%)			12.9%	(26.2%)

Assets Under Management (in millions) (1)	$7,999	$8,355	$8,168	(4%)	(2%)	$7,999	$8,168	(2%)

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $5,103 million, $5,197 million and $5,297 million from Atalanta Sosnoff at December 31, 2016, September 30, 2016 and December 31, 2015, respectively, following the restructuring of our investment on December 31, 2015, and AUM of $304 million from the Mexican Private Equity Business at September 30, 2016 and December 31, 2016, following the transfer of ownership on September 30, 2016.

For the fourth quarter, Evercore's Investment Management segment reported Net Revenues of $18.0 million and an Operating Loss of ($1.2) million. The Operating Margin was (6.6%) for the quarter. For the twelve months ended December 31, 2016, Investment Management reported Net Revenues of $76.2 million and Operating Income of $9.8 million. The year-to-date Operating Margin was 12.9%, compared to (26.2%) last year.

As of December 31, 2016, Investment Management reported $8.0 billion of AUM, a decrease of 4% from September 30, 2016.

Revenues

	U.S. GAAP
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands)
Investment Advisory and Management Fees:
Wealth Management	$9,231	$9,311	$8,831	(1%)	5%	$36,411	$34,659	5%
Institutional Asset Management	6,596	6,105	12,134	8%	(46%)	24,286	46,100	(47%)
Private Equity	217	760	1,390	(71%)	(84%)	3,674	5,603	(34%)
Total Investment Advisory and Management Fees	16,044	16,176	22,355	(1%)	(28%)	64,371	86,362	(25%)

Realized and Unrealized Gains:
Institutional Asset Management	607	811	549	(25%)	11%	3,820	3,681	4%
Private Equity	1,314	171	1,827	668%	(28%)	7,616	5,086	50%
Total Realized and Unrealized Gains	1,921	982	2,376	96%	(19%)	11,436	8,767	30%

Investment Management Revenue	$17,965	$17,158	$24,731	5%	(27%)	$75,807	$95,129	(20%)
On December 31, 2015, the Company restructured its investment in Atalanta Sosnoff such that, following the restructuring, its results are reflected on the equity method of accounting.

On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business.

Investment Advisory and Management Fees of $16.0 million for the quarter ended December 31, 2016 decreased 28% compared to the same period a year ago, driven primarily by lower fees in Institutional Asset Management related to our deconsolidation of Atalanta Sosnoff, partially offset by higher fees in Wealth Management.

Realized and Unrealized Gains of $1.9 million in the quarter decreased relative to the prior year, with the change relative to the prior period driven principally by lower gains in Private Equity.

Expenses

Investment Management's fourth quarter expenses were $19.2 million, down 29% compared to the fourth quarter of 2015. Year-to-date Investment Management expenses were $66.4 million, down 43% from a year ago.

Special Charges reflect an impairment charge of $8.1 million incurred in the fourth quarter of 2016 related to the Company's equity method investment in Atalanta Sosnoff.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 4 and 5 and A-2 to A-13 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenue	$421,246	$362,374	$376,872	16%	12%	$1,340,976	$1,112,287	21%
Other Revenue, net	2,123	2,792	1,081	(24%)	96%	9,339	3,202	192%
Net Revenues	423,369	365,166	377,953	16%	12%	1,350,315	1,115,489	21%

Expenses:
Employee Compensation and Benefits	246,635	207,521	223,839	19%	10%	780,293	648,868	20%
Non-compensation Costs	57,764	55,197	51,283	5%	13%	215,542	197,882	9%
Total Expenses	304,399	262,718	275,122	16%	11%	995,835	846,750	18%

Operating Income	$118,970	$102,448	$102,831	16%	16%	$354,480	$268,739	32%

Compensation Ratio	58.3%	56.8%	59.2%			57.8%	58.2%
Operating Margin	28.1%	28.1%	27.2%			26.3%	24.1%

For the fourth quarter, Evercore's Investment Banking segment reported Net Revenues of $423.4 million, which represents an increase of 12% year-over-year. Operating Income of $119.0 million increased 16% from the fourth quarter of last year. The Operating Margin was 28.1%, in comparison to 27.2% for the fourth quarter of last year. For the twelve months ended December 31, 2016, Investment Banking reported Net Revenues of $1.350 billion, an increase of 21% from last year. Year-to-date Operating Income of $354.5 million increased 32% compared to $268.7 million last year. The year-to-date Operating Margin was 26.3% compared to 24.1% last year.

Revenues

	Adjusted
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands)
Advisory Fees (1)	$346,358	$300,933	$304,383	15%	14%	$1,073,707	$843,921	27%
Commissions and Related Fees	63,097	53,512	63,866	18%	(1%)	231,005	228,229	1%
Underwriting Fees	11,791	7,929	8,623	49%	37%	36,264	40,137	(10%)
Total Investment Banking Revenue	$421,246	$362,374	$376,872	16%	12%	$1,340,976	$1,112,287	21%

(1) Advisory Fees on an Adjusted basis reflect the reduction of revenues for client-related expenses and provisions for uncollected receivables of $8,082, $5,948 and $7,979 for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively, and $24,492 and $22,551 for the twelve months ended December 31, 2016 and 2015, respectively, as well as the reclassification of earnings (losses) related to our equity investment in G5 | Evercore - Advisory of $1,464, ($112) and $740 for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively, and $1,370 and $978 for the twelve months ended December 31, 2016 and 2015, respectively.

During the quarter, Investment Banking earned advisory fees from 256 client transactions (vs. 222 in Q4 2015) and fees in excess of $1 million from 82 client transactions (vs. 68 in Q4 2015). For the twelve months ended December 31, 2016, Investment Banking earned advisory fees from 568 client transactions (vs. 484 in 2015) and fees in excess of $1 million from 246 client transactions (vs. 180 in 2015).

During the fourth quarter of 2016, Commissions and Related Fees of $63.1 million decreased 1% from last year on lower trading volume. Underwriting Fees of $11.8 million for the three months ended December 31, 2016 increased 37% versus the prior year. During the twelve months ended December 31, 2016, Commissions and Related Fees of $231.0 million increased 1% from last year on higher trading volume. Underwriting Fees of $36.3 million for the twelve months ended December 31, 2016 decreased 10% versus the prior year.

Within the above results, Evercore ISI, our U.S. equities business, reported Net Revenues of $246.2 million, including allocated U.S. underwriting revenues of $15.7 million for the twelve months ended December 31, 2016 and Operating Margins of 21.8%, compared to 19.0% for the twelve months ended December 31, 2015. Operating margins as contemplated for the performance targets of the Class G and H LP Interests, giving effect to just Commissions and Related Fees, for the twelve months ended December 31, 2016 were consistent with those assumed at the time of the closing of the transactions.

Expenses

Compensation costs were $246.6 million for the fourth quarter, an increase of 10% year-over-year. The trailing twelve-month compensation ratio was 57.8%, down from 58.2% a year ago. Evercore's Investment Banking compensation ratio was 58.3% for the fourth quarter, down versus the compensation ratio reported for the three months ended December 31, 2015 of 59.2%. Year-to-date compensation costs were $780.3 million, an increase of 20% from the prior year.

Non-compensation costs for the current quarter were $57.8 million, up 13% from the same period last year. The increase in non-compensation costs versus the same period in the prior year reflects the addition of personnel within most parts of the business. The ratio of non-compensation costs to net revenue for the current quarter was 13.6%, flat compared to the same quarter last year. Year-to-date non-compensation costs were $215.5 million, up 9% from the prior year. The ratio of non-compensation costs to net revenue for the twelve months ended December 31, 2016 was 16.0%, compared to 17.7% last year.

Investment Management

	Adjusted
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenue	$18,771	$18,191	$26,002	3%	(28%)	$80,172	$100,127	(20%)
Other Revenue, net	49	116	174	(58%)	(72%)	650	805	(19%)
Net Revenues	18,820	18,307	26,176	3%	(28%)	80,822	100,932	(20%)

Expenses:
Employee Compensation and Benefits	6,506	10,330	13,141	(37%)	(50%)	39,451	54,097	(27%)
Non-compensation Costs	4,274	4,256	6,035	—%	(29%)	17,022	23,060	(26%)
Total Expenses	10,780	14,586	19,176	(26%)	(44%)	56,473	77,157	(27%)

Operating Income	$8,040	$3,721	$7,000	116%	15%	$24,349	$23,775	2%

Compensation Ratio	34.6%	56.4%	50.2%			48.8%	53.6%
Operating Margin	42.7%	20.3%	26.7%			30.1%	23.6%

Assets Under Management (in millions) (1)	$7,999	$8,355	$8,168	(4%)	(2%)	$7,999	$8,168	(2%)

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $5,103 million, $5,197 million and $5,297 million from Atalanta Sosnoff at December 31, 2016, September 30, 2016 and December 31, 2015, respectively, following the restructuring of our investment on December 31, 2015, and AUM of $304 million from the Mexican Private Equity Business at September 30, 2016 and December 31, 2016, following the transfer of ownership on September 30, 2016.

For the fourth quarter, Evercore's Investment Management segment reported Net Revenues of $18.8 million and Operating Income of $8.0 million. The Operating Margin was 42.7% for the quarter. For the twelve months ended December 31, 2016, Investment Management reported Net Revenues of $80.8 million and Operating Income $24.3 million. The year-to-date Operating Margin was 30.1%, compared to 23.6% last year.

As of December 31, 2016, Investment Management reported $8.0 billion of AUM, a decrease of 4% from September 30, 2016.

Revenues

	Adjusted
	Three Months Ended			% Change vs.		Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
	(dollars in thousands)
Investment Advisory and Management Fees:
Wealth Management	$9,231	$9,311	$8,831	(1%)	5%	$36,411	$34,659	5%
Institutional Asset Management (1)	6,560	5,848	12,129	12%	(46%)	23,586	46,026	(49%)
Private Equity (2)	11	760	1,390	(99%)	(99%)	3,468	5,603	(38%)
Total Investment Advisory and Management Fees	15,802	15,919	22,350	(1%)	(29%)	63,465	86,288	(26%)

Realized and Unrealized Gains:
Institutional Asset Management	607	811	549	(25%)	11%	3,820	3,681	4%
Private Equity	1,314	171	1,827	668%	(28%)	7,616	5,086	50%
Total Realized and Unrealized Gains	1,921	982	2,376	96%	(19%)	11,436	8,767	30%

Equity in Earnings of Affiliates (3)	1,048	1,290	1,276	(19%)	(18%)	5,271	5,072	4%
Investment Management Revenue	$18,771	$18,191	$26,002	3%	(28%)	$80,172	$100,127	(20%)

(1) Management fees from Institutional Asset Management on an Adjusted basis reflect the reduction of revenues for client-related expenses of $36, $257 and $5 for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively, and $700 and $74 for the twelve months ended December 31, 2016 and 2015, respectively.

(2) Management fees from Private Equity on an Adjusted basis reflect the reduction of revenues for provisions for uncollected receivables of $206 for the three and twelve months ended December 31, 2016.

(3) Equity in G5 ǀ Evercore - Wealth Management, ABS and Atalanta Sosnoff (after its deconsolidation on December 31, 2015) on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $15.8 million for the quarter ended December 31, 2016 decreased 29% compared to the same period a year ago, driven primarily by lower fees in Institutional Asset Management related to our deconsolidation of Atalanta Sosnoff, partially offset by higher fees in Wealth Management.

On December 31, 2015, the Company restructured its investment in Atalanta Sosnoff such that, following the restructuring, its results are reflected on the equity method of accounting. On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business. Assuming the restructuring of these Investment Management affiliates had occurred on December 31, 2014, Investment Management Revenues would have decreased 7% when compared to the fourth quarter of 2015.

Realized and Unrealized Gains of $1.9 million in the quarter decreased relative to the prior year, with the change relative to the prior period driven principally by lower gains in Private Equity.

Equity in Earnings of Affiliates of $1.0 million in the quarter decreased relative to the prior year principally as a result of lower income earned in the fourth quarter of 2016 by ABS.

Expenses

Investment Management's fourth quarter expenses were $10.8 million, down 44% compared to the fourth quarter of 2015. Assuming the restructuring of certain Investment Management affiliates had occurred on December 31, 2014, Investment Management expenses would have decreased 21% when compared to the fourth quarter of 2015. Year-to-date Investment Management expenses were $56.5 million, down 27% from a year ago. Assuming the restructuring of certain Investment Management affiliates had occurred on December 31, 2014, Investment Management expenses would have increased 2% when compared to the twelve months ended December 31, 2015.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $625.0 million at December 31, 2016. Current assets exceed current liabilities by $462.8 million at December 31, 2016. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $184.6 million at December 31, 2016.

Capital Transactions

On January 30, 2017, the Board of Directors of Evercore declared a quarterly dividend of $0.34 per share to be paid on March 10, 2017 to common stockholders of record on February 24, 2017.

During the three months ended December 31, 2016 the Company repurchased approximately 94,000 shares/units at an average price per share/unit of $64.54. During the twelve months ended December 31, 2016, the Company repurchased a total of approximately 3.5 million shares/units at an average price per share/unit of $48.03.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, February 1, 2017, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 57095087. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 57095087. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Established in 1995, Evercore is a leading global independent investment banking advisory firm. Evercore advises a diverse set of investment banking clients on a wide range of transactions and issues and provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. The Firm also offers investment management services to high net worth and institutional investors. With 27 offices and affiliate offices in North America, Europe, South America and Asia, Evercore has the scale and strength to serve clients globally through a focused and tailored approach designed to meet their unique needs. More information about Evercore can be found on the Company's website at www.evercore.com.

Investor Contact:    Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures" above, Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2015, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Revenues
Investment Banking Revenue	$427,864	$384,111	$1,364,098	$1,133,860
Investment Management Revenue	17,965	24,731	75,807	95,129
Other Revenue	4,235	2,603	16,885	11,259
Total Revenues	450,064	411,445	1,456,790	1,240,248
Interest Expense (1)	4,695	3,202	16,738	16,975
Net Revenues	445,369	408,243	1,440,052	1,223,273

Expenses
Employee Compensation and Benefits	267,631	254,530	900,590	788,175
Occupancy and Equipment Rental	11,321	12,072	45,304	47,703
Professional Fees	17,795	14,810	57,667	50,817
Travel and Related Expenses	15,207	16,251	57,465	55,388
Communications and Information Services	10,333	8,777	40,277	36,372
Depreciation and Amortization	5,885	6,815	24,800	27,927
Special Charges	8,100	7,645	8,100	41,144
Acquisition and Transition Costs	89	2,951	99	4,890
Other Operating Expenses	11,649	9,729	44,576	42,187
Total Expenses	348,010	333,580	1,178,878	1,094,603

Income Before Income from Equity Method Investments and Income Taxes	97,359	74,663	261,174	128,670
Income from Equity Method Investments	2,512	2,016	6,641	6,050
Income Before Income Taxes	99,871	76,679	267,815	134,720
Provision for Income Taxes	39,913	46,703	119,303	77,030
Net Income	59,958	29,976	148,512	57,690
Net Income Attributable to Noncontrolling Interest	16,530	9,374	40,984	14,827
Net Income Attributable to Evercore Partners Inc.	$43,428	$20,602	$107,528	$42,863

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$43,428	$20,602	$107,528	$42,863

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,101	38,681	39,220	37,161
Diluted	44,524	45,480	44,193	43,699

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$1.11	$0.53	$2.74	$1.15
Diluted	$0.98	$0.45	$2.43	$0.98

(1) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results

Throughout the discussion of Evercore's business segments, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1. Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. The amount of expense for the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2016 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company's acquisitions.

c.
Acquisition and Transition Costs. Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

d.
Fair Value of Contingent Consideration. The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions is excluded from the Adjusted results.

e. Gain on Transfer of Ownership of Mexican Private Equity Business. The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted results.

3.
Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted presentation. The Company's Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.
Special Charges. Expenses during 2016 related to a charge for the impairment of our investment in Atalanta Sosnoff during the fourth quarter. Expenses during 2015 primarily related to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and charges related to the restructuring of our investment in Atalanta Sosnoff during the fourth quarter, primarily related to the conversion of certain of Atalanta Sosnoff's profits interests held by management to equity interests. Special Charges for 2015 also include separation benefits and costs associated with the termination of certain contracts within the Company's Evercore ISI business, as well as the finalization of a matter associated with the wind-down of the Company's U.S. Private Equity business.

5.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders' equity. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted presentation can reflect the netting of changes in the Company's Tax Receivable Agreement against Income Tax Expense.

6. Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
7. Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Net Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2014. This includes the restructuring of Atalanta Sosnoff that occurred on December 31, 2015 and the transfer of ownership of the Mexican Private Equity Business that occurred on September 30, 2016. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

EVERCORE PARTNERS INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net Revenues - U.S. GAAP	$445,369	$386,314	$408,243	$1,440,052	$1,223,273
Client Related Expenses (1)	(8,324)	(6,205)	(7,984)	(25,398)	(22,625)
Income from Equity Method Investments (2)	2,512	1,178	2,016	6,641	6,050
Interest Expense on Debt (3)	2,632	2,592	1,854	10,248	9,617
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	—	(406)	—	(406)	—
Other Purchase Accounting-related Amortization (8a)	—	—	—	—	106
Net Revenues - Adjusted	$442,189	$383,473	$404,129	$1,431,137	$1,216,421

Compensation Expense - U.S. GAAP	$267,631	$231,710	$254,530	$900,590	$788,175
Amortization of LP Units / Interests and Certain Other Awards (5)	(14,490)	(13,859)	(17,550)	(80,846)	(83,673)
Other Acquisition Related Compensation Charges (6)	—	—	—	—	(1,537)
Compensation Expense - Adjusted	$253,141	$217,851	$236,980	$819,744	$702,965

Operating Income - U.S. GAAP	$97,359	$85,085	$74,663	$261,174	$128,670
Income from Equity Method Investments (2)	2,512	1,178	2,016	6,641	6,050
Pre-Tax Income - U.S. GAAP	99,871	86,263	76,679	267,815	134,720
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	—	(406)	—	(406)	—
Amortization of LP Units / Interests and Certain Other Awards (5)	14,490	13,859	17,550	80,846	83,673
Other Acquisition Related Compensation Charges (6)	—	—	—	—	1,537
Special Charges (7)	8,100	—	7,645	8,100	41,144
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	2,392	2,538	3,245	11,020	14,229
Acquisition and Transition Costs (8b)	89	339	2,951	99	4,890
Fair Value of Contingent Consideration (8c)	(564)	984	(93)	1,107	2,704
Pre-Tax Income - Adjusted	124,378	103,577	107,977	368,581	282,897
Interest Expense on Debt (3)	2,632	2,592	1,854	10,248	9,617
Operating Income - Adjusted	$127,010	$106,169	$109,831	$378,829	$292,514

Provision for Income Taxes - U.S. GAAP	$39,913	$38,980	$46,703	$119,303	$77,030
Income Taxes (9)	7,301	1,211	(6,265)	20,837	28,604
Provision for Income Taxes - Adjusted	$47,214	$40,191	$40,438	$140,140	$105,634

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$43,428	$34,695	$20,602	$107,528	$42,863
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	—	(406)	—	(406)	—
Amortization of LP Units / Interests and Certain Other Awards (5)	14,490	13,859	17,550	80,846	83,673
Other Acquisition Related Compensation Charges (6)	—	—	—	—	1,537
Special Charges (7)	8,100	—	7,645	8,100	41,144
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	2,392	2,538	3,245	11,020	14,229
Acquisition and Transition Costs (8b)	89	339	2,951	99	4,890
Fair Value of Contingent Consideration (8c)	(564)	984	(93)	1,107	2,704
Income Taxes (9)	(7,301)	(1,211)	6,265	(20,837)	(28,604)
Noncontrolling Interest (10)	13,783	11,625	6,552	35,561	8,871
Net Income Attributable to Evercore Partners Inc. - Adjusted	$74,417	$62,423	$64,717	$223,018	$171,307

Diluted Shares Outstanding - U.S. GAAP	44,524	43,734	45,480	44,193	43,699
LP Units (11a)	7,544	7,604	7,501	7,479	9,261
Unvested Restricted Stock Units - Event Based (11a)	12	12	12	12	12
Acquisition Related Share Issuance (11b)	—	—	—	—	51
Diluted Shares Outstanding - Adjusted	52,080	51,350	52,993	51,684	53,023

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.98	$0.79	$0.45	$2.43	$0.98
Diluted Earnings Per Share - Adjusted	$1.43	$1.22	$1.22	$4.32	$3.23

Compensation Ratio - U.S. GAAP	60.1%	60.0%	62.3%	62.5%	64.4%
Compensation Ratio - Adjusted	57.2%	56.8%	58.6%	57.3%	57.8%

Operating Margin - U.S. GAAP	21.9%	22.0%	18.3%	18.1%	10.5%
Operating Margin - Adjusted	28.7%	27.7%	27.2%	26.5%	24.0%

Effective Tax Rate - U.S. GAAP	40.0%	45.2%	60.9%	44.5%	57.2%
Effective Tax Rate - Adjusted	38.0%	38.8%	37.5%	38.0%	37.3%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
RECONCILIATION TO RESTRUCTURING OF INVESTMENT MANAGEMENT ADJUSTED RESULTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	December 31, 2015	% Change	December 31, 2016	December 31, 2015	% Change

Adjusted Net Revenues (a)	$442,189	$404,129	9%	$1,431,137	$1,216,421	18%
Atalanta Sosnoff Deconsolidation (12)	—	(4,680)	NM	—	(20,529)	NM
Transfer of Ownership of Mexican Private Equity Business (13)	—	(1,083)	NM	(2,707)	(4,364)	38%
Adjusted Net Revenues - Including Restructuring of Investment Management Adjustments	$442,189	$398,366	11%	$1,428,430	$1,191,528	20%

Adjusted Investment Management Revenues (a)	$18,771	$26,002	(28%)	$80,172	$100,127	(20%)
Atalanta Sosnoff Deconsolidation (12)	—	(4,680)	NM	—	(20,525)	NM
Transfer of Ownership of Mexican Private Equity Business (13)	—	(1,083)	NM	(2,707)	(4,364)	38%
Adjusted Investment Management Revenues - Including Restructuring of Investment Management Adjustments	$18,771	$20,239	(7%)	$77,465	$75,238	3%

Adjusted Investment Management Expenses (a)	$10,780	$19,176	(44%)	$56,473	$77,157	(27%)
Atalanta Sosnoff Deconsolidation (12)	—	(4,615)	NM	—	(20,173)	NM
Transfer of Ownership of Mexican Private Equity Business (13)	—	(950)	NM	(2,516)	(3,936)	36%
Adjusted Investment Management Expenses - Including Restructuring of Investment Management Adjustments	$10,780	$13,611	(21%)	$53,957	$53,048	2%

(a) See page A-4 for reconciliations of U.S. GAAP to Adjusted results.

EVERCORE PARTNERS INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net Revenues - U.S. GAAP	$1,440,052	$1,402,926	$1,223,273
Client Related Expenses (1)	(25,398)	(25,058)	(22,625)
Income from Equity Method Investments (2)	6,641	6,145	6,050
Interest Expense on Debt (3)	10,248	9,470	9,617
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	(406)	(406)	—
Other Purchase Accounting-related Amortization (8a)	—	—	106
Net Revenues - Adjusted	$1,431,137	$1,393,077	$1,216,421

Compensation Expense - U.S. GAAP	$900,590	$887,489	$788,175
Amortization of LP Units / Interests and Certain Other Awards (5)	(80,846)	(83,906)	(83,673)
Other Acquisition Related Compensation Charges (6)	—	—	(1,537)
Compensation Expense - Adjusted	$819,744	$803,583	$702,965

Compensation Ratio - U.S. GAAP (a)	62.5%	63.3%	64.4%
Compensation Ratio - Adjusted (a)	57.3%	57.7%	57.8%

	Investment Banking
	Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net Revenues - U.S. GAAP	$1,363,859	$1,320,544	$1,130,915
Client Related Expenses (1)	(24,492)	(24,389)	(22,551)
Income from Equity Method Investments (2)	1,370	646	978
Interest Expense on Debt (3)	9,578	8,098	6,041
Other Purchase Accounting-related Amortization (8a)	—	—	106
Net Revenues - Adjusted	$1,350,315	$1,304,899	$1,115,489

Compensation Expense - U.S. GAAP	$861,139	$841,403	$734,078
Amortization of LP Units / Interest and Certain Other Awards (5)	(80,846)	(83,906)	(83,673)
Other Acquisition Related Compensation Charges (6)	—	—	(1,537)
Compensation Expense - Adjusted	$780,293	$757,497	$648,868

Compensation Ratio - U.S. GAAP (a)	63.1%	63.7%	64.9%
Compensation Ratio - Adjusted (a)	57.8%	58.1%	58.2%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2016				Twelve Months Ended December 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$427,864	$(6,618)	(1)(2)	$421,246	$1,364,098	$(23,122)	(1)(2)	$1,340,976
Other Revenue, net	(509)	2,632	(3)	2,123	(239)	9,578	(3)	9,339
Net Revenues	427,355	(3,986)		423,369	1,363,859	(13,544)		1,350,315

Expenses:
Employee Compensation and Benefits	261,125	(14,490)	(5)	246,635	861,139	(80,846)	(5)	780,293
Non-compensation Costs	67,674	(9,910)	(8)	57,764	251,360	(35,818)	(8)	215,542
Total Expenses	328,799	(24,400)		304,399	1,112,499	(116,664)		995,835

Operating Income (a)	$98,556	$20,414		$118,970	$251,360	$103,120		$354,480

Compensation Ratio (b)	61.1%			58.3%	63.1%			57.8%
Operating Margin (b)	23.1%			28.1%	18.4%			26.3%

	Investment Management Segment
	Three Months Ended December 31, 2016				Twelve Months Ended December 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$17,965	$806	(1)(2)	$18,771	$75,807	$4,365	(1)(2)	$80,172
Other Revenue, net	49	—		49	386	264	(3)(4)	650
Net Revenues	18,014	806		18,820	76,193	4,629		80,822

Expenses:
Employee Compensation and Benefits	6,506	—		6,506	39,451	—		39,451
Non-compensation Costs	4,605	(331)	(8)	4,274	18,828	(1,806)	(8)	17,022
Special Charges	8,100	(8,100)	(7)	—	8,100	(8,100)	(7)	—
Total Expenses	19,211	(8,431)		10,780	66,379	(9,906)		56,473

Operating Income (Loss) (a)	$(1,197)	$9,237		$8,040	$9,814	$14,535		$24,349

Compensation Ratio (b)	36.1%			34.6%	51.8%			48.8%
Operating Margin (b)	(6.6%)			42.7%	12.9%			30.1%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$368,434	$(6,060)	(1)(2)	$362,374
Other Revenue, net	200	2,592	(3)	2,792
Net Revenues	368,634	(3,468)		365,166

Expenses:
Employee Compensation and Benefits	221,380	(13,859)	(5)	207,521
Non-compensation Costs	64,708	(9,511)	(8)	55,197
Total Expenses	286,088	(23,370)		262,718

Operating Income (a)	$82,546	$19,902		$102,448

Compensation Ratio (b)	60.1%			56.8%
Operating Margin (b)	22.4%			28.1%

	Investment Management Segment
	Three Months Ended September 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$17,158	$1,033	(1)(2)	$18,191
Other Revenue, net	522	(406)	(4)	116
Net Revenues	17,680	627		18,307

Expenses:
Employee Compensation and Benefits	10,330	—		10,330
Non-compensation Costs	4,811	(555)	(8)	4,256
Total Expenses	15,141	(555)		14,586

Operating Income (a)	$2,539	$1,182		$3,721

Compensation Ratio (b)	58.4%			56.4%
Operating Margin (b)	14.4%			20.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2015				Twelve Months Ended December 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$384,111	$(7,239)	(1)(2)	$376,872	$1,133,860	$(21,573)	(1)(2)	$1,112,287
Other Revenue, net	(71)	1,152	(3)	1,081	(2,945)	6,147	(3)(8a)	3,202
Net Revenues	384,040	(6,087)		377,953	1,130,915	(15,426)		1,115,489

Expenses:
Employee Compensation and Benefits	241,389	(17,550)	(5)	223,839	734,078	(85,210)	(5)(6)	648,868
Non-compensation Costs	65,283	(14,000)	(8)	51,283	241,811	(43,929)	(8)	197,882
Special Charges	—	—		—	2,151	(2,151)	(7)	—
Total Expenses	306,672	(31,550)		275,122	978,040	(131,290)		846,750

Operating Income (a)	$77,368	$25,463		$102,831	$152,875	$115,864		$268,739

Compensation Ratio (b)	62.9%			59.2%	64.9%			58.2%
Operating Margin (b)	20.1%			27.2%	13.5%			24.1%

	Investment Management Segment
	Three Months Ended December 31, 2015				Twelve Months Ended December 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$24,731	$1,271	(1)(2)	$26,002	$95,129	$4,998	(1)(2)	$100,127
Other Revenue, net	(528)	702	(3)	174	(2,771)	3,576	(3)	805
Net Revenues	24,203	1,973		26,176	92,358	8,574		100,932

Expenses:
Employee Compensation and Benefits	13,141	—		13,141	54,097	—		54,097
Non-compensation Costs	6,122	(87)	(8)	6,035	23,473	(413)	(8)	23,060
Special Charges	7,645	(7,645)	(7)	—	38,993	(38,993)	(7)	—
Total Expenses	26,908	(7,732)		19,176	116,563	(39,406)		77,157

Operating Income (Loss) (a)	$(2,705)	$9,705		$7,000	$(24,205)	$47,980		$23,775

Compensation Ratio (b)	54.3%			50.2%	58.6%			53.6%
Operating Margin (b)	(11.2%)			26.7%	(26.2%)			23.6%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Investment Banking
Net Revenues:
Investment Banking Revenue	$427,864	$368,434	$384,111	$1,364,098	$1,133,860
Other Revenue, net	(509)	200	(71)	(239)	(2,945)
Net Revenues	427,355	368,634	384,040	1,363,859	1,130,915

Expenses:
Employee Compensation and Benefits	261,125	221,380	241,389	861,139	734,078
Non-compensation Costs	67,674	64,708	65,283	251,360	241,811
Special Charges	—	—	—	—	2,151
Total Expenses	328,799	286,088	306,672	1,112,499	978,040

Operating Income (a)	$98,556	$82,546	$77,368	$251,360	$152,875

Investment Management
Net Revenues:
Investment Management Revenue	$17,965	$17,158	$24,731	$75,807	$95,129
Other Revenue, net	49	522	(528)	386	(2,771)
Net Revenues	18,014	17,680	24,203	76,193	92,358

Expenses:
Employee Compensation and Benefits	6,506	10,330	13,141	39,451	54,097
Non-compensation Costs	4,605	4,811	6,122	18,828	23,473
Special Charges	8,100	—	7,645	8,100	38,993
Total Expenses	19,211	15,141	26,908	66,379	116,563

Operating Income (Loss) (a)	$(1,197)	$2,539	$(2,705)	$9,814	$(24,205)

Total
Net Revenues:
Investment Banking Revenue	$427,864	$368,434	$384,111	$1,364,098	$1,133,860
Investment Management Revenue	17,965	17,158	24,731	75,807	95,129
Other Revenue, net	(460)	722	(599)	147	(5,716)
Net Revenues	445,369	386,314	408,243	1,440,052	1,223,273

Expenses:
Employee Compensation and Benefits	267,631	231,710	254,530	900,590	788,175
Non-compensation Costs	72,279	69,519	71,405	270,188	265,284
Special Charges	8,100	—	7,645	8,100	41,144
Total Expenses	348,010	301,229	333,580	1,178,878	1,094,603

Operating Income (a)	$97,359	$85,085	$74,663	$261,174	$128,670

(a) Operating Income (Loss) excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP basis.
(4) The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted presentation.

(5)	Expenses incurred from the assumed vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(6)	Expenses for deferred consideration issued to the sellers of certain of the Company's acquisitions are excluded from the Adjusted presentation.

(7)
Expenses during 2016 related to a charge for the impairment of our investment in Atalanta Sosnoff during the fourth quarter. Expenses during 2015 primarily related to a $28.5 million charge for the impairment of goodwill in the Institutional Asset Management reporting unit and charges of $7.1 million related to the restructuring of our investment in Atalanta Sosnoff during the fourth quarter, primarily related to the conversion of certain of Atalanta Sosnoff's profits interests held by management to equity interests. Expenses during 2015 also include charges of $2.2 million related to separation benefits and costs associated with the termination of certain contracts within the Company's Evercore ISI business, as well as $3.3 million related to the finalization of a matter associated with the wind-down of the Company's U.S. Private Equity business.

(8)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended December 31, 2016
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$11,321	$—		$11,321
Professional Fees	17,795	(4,813)	(1)	12,982
Travel and Related Expenses	15,207	(2,999)	(1)	12,208
Communications and Information Services	10,333	(28)	(1)	10,305
Depreciation and Amortization	5,885	(2,392)	(8a)	3,493
Acquisition and Transition Costs	89	(89)	(8b)	—
Other Operating Expenses	11,649	80	(1)(8c)	11,729
Total Non-compensation Costs	$72,279	$(10,241)		$62,038

	Three Months Ended September 30, 2016
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$12,627	$—		$12,627
Professional Fees	15,419	(2,922)	(1)	12,497
Travel and Related Expenses	12,440	(1,989)	(1)	10,451
Communications and Information Services	10,155	(20)	(1)	10,135
Depreciation and Amortization	5,907	(2,538)	(8a)	3,369
Acquisition and Transition Costs	339	(339)	(8b)	—
Other Operating Expenses	12,632	(2,258)	(1)(8c)	10,374
Total Non-compensation Costs	$69,519	$(10,066)		$59,453

	Three Months Ended December 31, 2015
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$12,072	$—		$12,072
Professional Fees	14,810	(3,523)	(1)	11,287
Travel and Related Expenses	16,251	(4,211)	(1)	12,040
Communications and Information Services	8,777	(25)	(1)	8,752
Depreciation and Amortization	6,815	(3,245)	(8a)	3,570
Acquisition and Transition Costs	2,951	(2,951)	(8b)	—
Other Operating Expenses	9,729	(132)	(1)(8c)	9,597
Total Non-compensation Costs	$71,405	$(14,087)		$57,318

	Twelve Months Ended December 31, 2016
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$45,304	$—		$45,304
Professional Fees	57,667	(12,105)	(1)	45,562
Travel and Related Expenses	57,465	(10,606)	(1)	46,859
Communications and Information Services	40,277	(87)	(1)	40,190
Depreciation and Amortization	24,800	(11,020)	(8a)	13,780
Acquisition and Transition Costs	99	(99)	(8b)	—
Other Operating Expenses	44,576	(3,707)	(1)(8c)	40,869
Total Non-compensation Costs	$270,188	$(37,624)		$232,564

	Twelve Months Ended December 31, 2015
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$47,703	$—		$47,703
Professional Fees	50,817	(7,929)	(1)	42,888
Travel and Related Expenses	55,388	(13,030)	(1)	42,358
Communications and Information Services	36,372	(60)	(1)	36,312
Depreciation and Amortization	27,927	(14,123)	(8a)	13,804
Acquisition and Transition Costs	4,890	(4,890)	(8b)	—
Other Operating Expenses	42,187	(4,310)	(1)(8c)	37,877
Total Non-compensation Costs	$265,284	$(44,342)		$220,942

(8a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(8b)	Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

(8c)	The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions is excluded from the Adjusted results.

(9)
Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company's income is subject to corporate level taxes. As a result, adjustments have been made to Evercore's effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders' equity. In addition, the Adjusted presentation can reflect the netting of changes in the Company's Tax Receivable Agreement against Income Tax Expense.

(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(11a)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(11b)
Assumes the vesting of all Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.

(12)
Assumes the restructuring of Atalanta Sosnoff had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate the revenue and expenses that were previously consolidated from Atalanta Sosnoff and the addition of income from Atalanta Sosnoff if its results had been reflected on the equity method of accounting. Management believes this adjustment is useful to investors to compare Evercore's results across periods.

(13)
Assumes the transfer of ownership of the Mexican Private Equity business had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate the management fees and expenses that were previously recorded from the Mexican Private Equity business and the addition of income from the Mexican Private Equity business if its results were based on the percentage of the management fees that the Company is currently entitled to. Management believes this adjustment is useful to investors to compare Evercore's results across periods.